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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 13, 1995, included in Superior Industries International, Inc.'s annual report to shareholders on Form 10-K for the year ended December 31, 1994, into the Company's previously filed Registration Statements File Nos. 2-80130, 33-68547 and 33-64088.

/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

Los Angeles, California
March 21, 1995

                                  Exhibit 23.1